UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                            Cendant Corporation
           (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                                06-0918165
(State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification no.)


      9 West 57th Street, New York, NY                       10019
  (Address of Principal Executive Offices)                (Zip Code)



If this form relates to the registration             If this form relates to the registration
of a class of securities pursuant to                 of a class of securities pursuant to
Section 12(b) of the Exchange Act                    Section 12(g) of the Exchange Act
and is effective upon filing pursuant                and is effective upon filing pursuant
to General Instruction A.(c), please                 to General Instruction A.(d), please
check the following box.  [x]                        check the following box.  [ ]


Securities Act registration statement file number to which this form relates:
                                                                333-49405
                                                                333-65456


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class            Name of Each Exchange on Which
         to be so Registered             Each Class is to be Registered
         -------------------            ---------------------------------

         Upper DECS                     New York Stock Exchange


   Securities to be registered pursuant to Section 12(g) of the Act: None




               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered

               The description of the Registrant's Upper DECS to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Upper DECS and Stripped DECS," "Description of the Forward Purchase Contracts," "Certain Provisions of the Forward Purchase Contract Agreement and the Pledge Agreement" and "Description of the Senior Notes" in the Prospectus Supplement, dated July 20, 2001, to the Prospectus dated November 18, 1998, included as part of the Registration Statement on Form S-3, of the Registrant, Cendant Capital II and Cendant Capital III (File Nos. 333-49405 and 333-65456) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Upper DECS shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

               The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

  Exhibit
  Number                     Description of Exhibit
  ------                     ----------------------

     1.        Registration Statement on Form S-3 (Registration No.
               333-49405) filed with the Securities and Exchange Commission on November 17, 1998 by Cendant Corporation, Cendant Capital II and Cendant Capital III.

     2.        Registration Statement on Form S-3 (Registration No.
               333-65456) filed with the Securities and Exchange Commission on July 19, 2001 by Cendant Corporation, Cendant Capital II and Cendant Capital III.

     3. Indenture used in connection with the issuance of the Senior Notes which are a component of the Upper DECS (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of Cendant Corporation (Registration No.
               333-45227)).

     4. Fourth Supplemental Indenture used in connection with the issuance of the Senior Notes which are a component of the Upper DECS (incorporated by reference to Exhibit 4.2 to Cendant Corporation's Current Report on Form 8-K, dated July 31, 2001 and filed with the Securities and Exchange Commission on August 1, 2001).

     5.        Form of Note Senior Note (included in Exhibit 4).

     6. Forward Purchase Contract Agreement between Cendant Corporation and Bank One Trust Company, National
               Association, as Forward Purchase Contract Agent
               (incorporated by reference to Exhibit 4.4 to Cendant Corporation's Current Report on Form 8-K, dated July 31, 2001 and filed with the Securities and Exchange Commission on August 1, 2001).

     7.        Form of Upper DECS Certificate (included in Exhibit 6).

     8.        Form of Stripped DECS Certificate (included in Exhibit 6).

     9. Pledge Agreement among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and Bank One Trust Company, National Association, as Forward Purchase Contract Agent (incorporated by reference to Exhibit 4.7 to Cendant Corporation's Current Report on Form 8-K, dated July 31, 2001 and filed with the Securities and Exchange Commission on August 1, 2001).

     10. Remarketing Agreement among Cendant Corporation, Bank One Trust Company, National Association, as Forward Purchase Contract Agent, and Salomon Smith Barney Inc., as Remarketing Agent (incorporated by reference to Exhibit 4.8 to Cendant Corporation's Current Report on Form 8-K, dated July 31, 2001 and filed with the Securities and Exchange Commission on August 1, 2001).


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 1, 2001


                                      CENDANT CORPORATION


                                      By: /s/ Eric J. Bock
                                         ----------------------------
                                         Name:  Eric J. Bock
                                         Title: Senior Vice President,
                                                Law & Secretary